Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-59766, No. 333-36740, No. 333-60379, No. 333-85210, No. 333-107652, No. 333-132958, No. 333-137031, No. 333-137894, No. 333-141334, No. 333-141705, No. 333-150074, No. 333-158324, No. 333-158395, and No. 333-158399) and S-8 (No. 333-87384, No. 333-88711, No. 333-111736, No. 333-118096, No. 333-118097, and No. 333-151105) of Corporate Office Properties Trust of our report dated February 27, 2009, except with respect to our opinion on the consolidated financial statements and financial statement schedule insofar as it relates to the effects of the changes in accounting for certain convertible debt instruments, the accounting for noncontrolling interests, and the computation of earnings per share as to which the date is June 2, 2009, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 8-K.

/s/PricewaterhouseCoopers LLP

Baltimore, Maryland

June 2, 2009